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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION


                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
          PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES ACT OF 1934

                DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):
                                OCTOBER 23, 2006


                        COMMISSION FILE NUMBER: 001-33084

                           SUSSER HOLDINGS CORPORATION
             (Exact name of registrant as specified in its charter)

           DELAWARE                                              01-0864257
(State or other jurisdiction of                                (IRS Employer
 incorporation or organization)                              Identification No.)

                             4433 BALDWIN BOULEVARD
                           CORPUS CHRISTI, TEXAS 78408
          (Address of principal executive offices, including zip codes)


       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (361) 884-2463


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))




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ITEM 1.01   ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

FIRST SUPPLEMENTAL INDENTURE

      On October 23, 2006, Susser Holdings, L.L.C. and Susser Finance Corporation, two of the registrant's subsidiaries (collectively, the "Issuers"), entered into a First Supplemental Indenture among the Issuers, each of the guarantors party thereto and The Bank of New York, as trustee under that certain Indenture, dated December 21, 2005 (the "Indenture"), governing the Issuers' $170,000,000 aggregate principal amount 10 5/8% senior notes due 2013 (the "Notes"). The First Supplemental Indenture corrects the redemption price of the Notes as set forth in Section 3.07(a) of the Indenture and paragraph (5)(a) of the Notes with respect to redemptions with the net cash proceeds of a Public Equity Offering (as defined in the Indenture) to "110.625%" in order to conform the text of the Indenture, the Notes and the Note Guarantees (as defined in the Indenture) to the provisions of the "Description of Notes" in the Offering Memorandum (as defined in the Indenture) pursuant to Section 9.01(5) of the Indenture.

ITEM 9.01   FINANCIAL STATEMENTS AND EXHIBITS.

(C)   EXHIBITS

        Exhibit Number                  Exhibit Description
        --------------                  -------------------

            4.4 First Supplemental Indenture, dated as of October 23, 2006, by and among Susser Holdings, L.L.C., Susser Finance Corporation, each of the Guarantors party thereto, and the Bank of New York.




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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      SUSSER HOLDINGS CORPORATION

Date:   October 27, 2006

                                      By:   /s/ E. V. Bonner, Jr.
                                           -------------------------------------
                                      Name:    E.V. Bonner, Jr.
                                      Title:   Executive Vice President, General
                                               Counsel & Secretary









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